As filed with the Securities and Exchange Commission on May 29, 2002
                                                     Registration No. 333-______

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        THE PEP BOYS - MANNY, MOE & JACK
             (Exact name of registrant as specified in its charter)

               Pennsylvania                                23-0962915
     ---------------------------------              ----------------------
       (State or other jurisdiction                     (I.R.S. Employer
     of incorporation or organization)              Identification Number)

                           3111 West Allegheny Avenue
                        Philadelphia, Pennsylvania 19132
                         -------------------------------
          (Address, including zip code, of principal executive offices)


           The Pep Boys - Manny, Moe & Jack 1999 Stock Incentive Plan
                            (Full title of the plan)


                              Mitchell G. Leibovitz
                Chairman of the Board and Chief Executive Officer
                        The Pep Boys - Manny, Moe & Jack
                           3111 West Allegheny Avenue
                        Philadelphia, Pennsylvania 19132
                                 (215) 430-9000
            ---------------------------------------------------------
            (Name, address and telephone number (including area code)
                              of agent for service)

                            ------------------------
                                    COPY TO:
                             Daniel D. Rubino, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                            New York, New York 10019
                                 (212) 728-8000


                                     CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------
                                           Proposed maximum     Proposed maximum
Title of securities      Amount to be       offering price          aggregate              Amount of
to be registered        registered (1)      per share (2)       offering price (2)      registration fee
--------------------------------------------------------------------------------------------------------
Common Stock, $1.00
par value per share       2,500,000         $16.14              $40,350,000             $3,712.20
--------------------------------------------------------------------------------------------------------
Common Stock
Purchase Rights
(attached to each
share of Common
Stock)                    2,500,000             $0                    $0                     $0
--------------------------------------------------------------------------------------------------------

(1)  This Registration Statement covers an additional 2,500,000 shares authorized to be offered and sold under The Pep Boys - Manny, Moe & Jack 1999 Stock Incentive Plan, as amended (the "Plan"). In addition, this Registration Statement covers an indeterminable number of additional shares as may hereafter be offered or issued pursuant to the Plan, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration and pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act").

(2)  Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act, based on the average of the high and low prices reported on the New York Stock
     Exchange on May 24, 2002.


                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by The Pep Boys - Manny, Moe & Jack (the "Company") are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended February 2, 2002, filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act").

          (b) The Company's Current Report on Form 8-K, filed pursuant to the Exchange Act on May 15, 2002.

          (c) The Company's Registration Statement on Form S-8 (Registration No. 333-81351), filed under the Securities Act on June 23, 1999.

          (d) The description of the Company's Common Stock, contained in the Registration Statement on Form 8-A dated June 10, 1983 (File No. 103381), filed pursuant to the Exchange Act, and the description of the Company's Common Stock Purchase Rights contained in the amendment to the Company's Registration Statement on Form 8-A/A filed on December 19, 1997 (File No. 103381).

     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 8. EXHIBITS

Exhibit No.
-----------

    4 Rights Agreement, dated as of December 5, 1997, between the Company and First Union National Bank, including the form of Right Certificate and Summary of Rights to Purchase Common Stock (incorporated by reference to Exhibit 4.1 of the Company's Current Report on Form 8-K dated December 8, 1997 (File No. 103381)).

    23            Consent of Deloitte & Touche LLP.

    24            Power of Attorney (reference is made to the signature page).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on the 29th day of May, 2002.

                                        THE PEP BOYS - MANNY, MOE & JACK



                                        By: /s/ Mitchell G. Leibovitz
                                            ------------------------------------
                                                Mitchell G. Leibovitz
                                                Chairman of the Board,
                                                and Chief Executive Officer

                                POWER OF ATTORNEY
                                -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mitchell G. Leibovitz and George Babich, Jr. and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

       Signature                           Title                        Date
       ---------                           -----                        ----

/s/ Mitchell G. Leibovitz      Chairman of the Board of             May 29, 2002
--------------------------     Directors and Chief Executive
Mitchell G. Leibovitz          Officer (Principal Executive
                               Officer)


/s/ George Babich, Jr.         President and Chief Financial        May 29, 2002
--------------------------     Officer (Principal Financial
George Babich, Jr.             Officer)


/s/ Bernard R. McElroy         Vice President, Chief                May 29, 2002
--------------------------     Accounting Officer and
Bernard R. McElroy             Treasurer (Principal Accounting
                               Officer)


/s/ Lester Rosenfeld           Director                             May 29, 2002
--------------------------
Lester Rosenfeld


/s/ Benjamin Strauss           Director                             May 29, 2002
--------------------------
Benjamin Strauss


/s/ Bernard J. Korman          Director                             May 29, 2002
--------------------------
Bernard J. Korman

/s/ J. Richard Leaman, Jr.     Director                             May 29, 2002
--------------------------
J. Richard Leaman, Jr.


/s/ Malcolmn D. Pryor          Director                             May 29, 2002
--------------------------
Malcolmn D. Pryor


/s/ Peter A. Bassi             Director                             May 29, 2002
--------------------------
Peter A. Bassi


/s/ Jane Scaccetti             Director                             May 29, 2002
--------------------------
Jane Scaccetti


/s/ William Leonard            Director                             May 29, 2002
--------------------------
William Leonard


/s/ John T. Sweetwood          Director                             May 29, 2002
--------------------------
John T. Sweetwood

                                  EXHIBIT INDEX

     Exhibit No.                              Description
---------------------   --------------------------------------------------------

         23             Consent of Deloitte & Touche LLP.

         24 Power of Attorney (reference is made to the signature page).